UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 9, 2010

HEMOBIOTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-51334	33-0995817
(Commission File Number)	(IRS Employer Identification No.)

5001 Spring Valley Road, Ste 1040-West
Dallas, TX 75244

(Address of Principal Executive Offices)      (Zip Code)

(972) 455-8950

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On August 9, 2010, Dr. Arthur P. Bollon resigned as President and Chief Executive Officer of HemoBioTech, Inc. (the “Company”) in order to pursue other opportunities.  He will remain an independent director and a consultant to the Company.

(c)
On August 9, 2010, the Board of Directors of the Company, appointed Robert E. Dragoo, Jr. as Interim Chief Executive Officer.  Mr. Dragoo is an independent director of the Company who will serve until a search committee is able to retain the services of a permanent CEO.

Robert E. Dragoo, Jr., age 70, has served as a director since January 28, 2009. Mr. Dragoo previously served as the Chief Operating Officer and Senior Vice President for Administration and Finance at Texas Tech University which is a significant shareholder of the Company. Prior to Texas Tech, Mr. Dragoo was a Senior Vice President for Temple Inland Corporation and is a former Senior Partner of Ernst and Young’s Center for Business Innovation located in Cambridge Mass. Mr. Dragoo has over 35 years experience in business management and business performance improvement. He holds a B.S. in Mechanical Engineering from Texas Tech University, and completed an Executive MBA program at Harvard University.

There were no transactions since January 1, 2009, or any currently proposed transactions between the Company in which Mr. Dragoo had a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2010	HEMOBIOTECH, INC.

By: /s/ Robert Baron
Name: Robert Baron
Title: Chairman of the Board